AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (this "Amendment") is made to be effective May 31, 2005 (the "Effective Date"), by and between PERFICIENT, INC. ("Tenant"), and CARRAMERICA REALTY, L.P., t/a The Setting ("Landlord") (Tenant and Landlord sometimes collectively referred to herein as the "Parties").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of April 7, 2003 (the "Lease"), pertaining to the lease of certain premises located in Travis County, Texas, consisting of Suite 220 of that certain office building locally known as Building III of "The Setting," 1120 South Capital of Texas Highway, Austin, Texas 78750;

WHEREAS, the primary term of the Lease expires on May 30, 2005; and

WHEREAS, Tenant desires to extend the term of the Lease in accordance with the terms and provisions thereof and to make certain other modifications, and Landlord has agreed to such modifications in accordance with the provisions of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Extension of Lease. As of the Effective Date, the Term of the Lease is hereby extended to expire on May 31, 2006.

2. Base Rent. Landlord and Tenant hereby agree that, as of the Effective Date, the Base Rent applicable to the Leased Premises shall be as follows:

Period	Monthly Rent	Annual Rent
05/31/05-05/31/06	$2,252.02	$27,024.24

3. Renewal Option. Subject to paragraph 3.b below, Tenant may further extend the Term of this Lease for one (1) period of one (1) year. Such period is referred to herein as the "Renewal Term". The Renewal Term shall be upon the same terms contained in the Lease, excluding Landlord's work provisions in Section 3.A. of the Lease and the renewal rights herein set forth, and except for the payment of Base Rent during the Renewal Term; and any reference in the Lease to the "Term" of the Lease shall be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options. The foregoing right is in lieu and in substitution of the extension option set forth in Appendix F of the Lease, the terms and provisions of which are hereby deleted in their entirety.

a. The Base Rent during the Renewal Term shall be the greater of (i) the Base Rent applicable to the last day of the final Lease Year prior to the Renewal Term, or (ii) the

Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the vicinity of the Building.

b. To exercise the option, Tenant must deliver a binding notice to Landlord not less than ninety (90) days prior to the expiration of the Term of this Lease. Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to paragraph 3.c below and Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of such Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

c. Market Rate shall be determined as follows:

(i) If Tenant provides Landlord with its binding notice of exercise pursuant to paragraph 3.b above, then, within fifteen (15) days thereafter, Landlord shall calculate and inform Tenant of the Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within five (5) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within ten (10) days after Landlord's receipt of Tenant's notice of rejection, then the Market Rate shall be determined in accordance with (ii) below.

(ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said 10-day period, then within five (5) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) and (iv) below.

(iii) Within five (5) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least ten (10) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of five (5) days, each shall select a Qualified Appraiser and within five (5) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second 5-day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

(iv) Within fifteen (15) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate.

The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

d. Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in default under this Lease, and (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises under a sublease which is effective at any time during the final twelve (12) months of the initial Term.

4. Miscellaneous.

a. All terms and conditions of the Lease not expressly modified by this Amendment shall remain in full force and effect, and, in the event of any inconsistencies between this Amendment and the terms of the Lease, the terms set forth in this Amendment shall govern and control. Except as expressly amended hereby, the Lease shall remain in full force and effect as of the date thereof.

b. Captions used herein are for convenience only and are not to be utilized to ascribe any meaning to the contents thereof. Unless defined differently herein or the context clearly requires otherwise, all terms used in this Amendment shall have the meanings ascribed to them under the Lease.

c. This Amendment (i) shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors, assigns, receivers and trustees; (ii) may be modified or amended only by a written agreement executed by each of the Parties; and (iii) shall be governed by and construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the Parties hereby execute this Amendment to be effective as of the Effective Date.

TENANT:

PERFICIENT, INC.

By: [signature]
Name: JOHN T. McDONALD
Title: CHAIRMAN

carr.daw\setting\perficient\Amendment to Lease

LANDLORD:

CARRAMERICA REALTY, L.P., t/a The Setting

By: CarrAmerica Realty GP Holdings, LLC., a Delaware limited liability company, its general partner

By: CarrAmerica Realty Operating Partnership, LP, a Delaware limited partnership, is sole member

By: CarrAmerica Realty Corporation, a Maryland corporation, its general partner

By: ____________________
Name: ____________________
Title: VP